UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUMBEER, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3824

(Primary Standard Industrial Classification Code Number)

26-2374319

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 321-8216

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	3,000,000	$0.015	$45,000	$1.77

(1) The offering price has been arbitrarily determined by the companyand bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Numbeer, Inc.

3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Numbeer, Inc. (“Numbeer”) and it is not presently traded on any market or securities exchange. 3,000,000 shares of common stock are being offered for sale by the company to the public.

The price per share will be $0.015. Numbeer will be selling all the shares and will receive all proceeds from the sale. The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is August 19, 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _____________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Numbeer, Inc.

Numbeer, Inc. (“Numbeer, “we”, “the company”) was incorporated in the State of Nevada as a for-profit company on April 07, 2008 and established a fiscal year end of May 31. We are a development-stage company that intends to sell a complete Beer Control System which will maximize the yield from a keg. It will allow sales and portion control, reducing the cost of the beer stock by monitoring liquor pouring and controlling portion sizes.

By programming selling price, pour size and beer cost, Numbeer’s software will keep track of inventory, sales and even generate variance reports. Our product will be a major time saver and an excellent tool to manage several beer lines.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 321-8216 and our fax number is (775) 561-8016. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

As of the date of this prospectus, Numbeer had raised $7,000.00 through the sale of its common stock. As of May 31, 2008, the end of the most recent year end, there was no cash on hand in the corporate bank account. The company currently has liabilities of $1,413, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

Summary of the Offering by the Company

Numbeer has 7,000,000 shares of common stock issued and outstanding and is registering additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Numbeer will receive all proceeds from the sale of the common stock.

Securities being offered by the company, common stock, par value $0.001	3,000,000 shares of common stock are offered by the company.
Offering price per share by the company.	A price, if and when the company sells the shares of common stock, is set at $0.015.
Number of shares outstanding before the offering of common shares.	7,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	10,000,000 common shares will be issued and outstanding after this offering is completed.

Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.015.

Numbeer may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Numbeer’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Numbeer will receive all proceeds from the sale of the common stock. If all 3,000,000 common shares being offered are sold, the total gross proceeds to the company would be $45,000. The company intends to use the proceeds from this offering (i) to hire engineering consultants to design hardware and software components; estimated at $6,950 (ii) to find manufacturer to produce the hardware components and test them in the amount of $10,000 (iii) to find prospective customers to test and purchase the firs installation of the system, estimated at $12,400, (iv) to develop the website to attract new customers, in the amount of $5,300, and (v) administrative expenses estimated to cost $5,350. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000 are being paid for by Numbeer.

Termination of the offering

The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Numbeer may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Numbeer has not authorized anyone to provide you with information different from that which is contained in this prospectus. The company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of May 31, 2008
Total Assets	-
Total Liabilities	$1,413
Shareholder’s Equity	($1,413)
Operating Data	April 07, 2008 (inception) through May 31, 2008
Revenue	$0.00
Net Loss	$1,413
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Numbeer has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The company considers the following to be the most significant material risks to an investor regarding this offering. Numbeer should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR FINANCIAL CONDITION

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our business.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. We have incurred cumulative net losses of $1,413 since April 07, 2008 (date of inception). We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of May 31, 2008, we had no cash. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Unless we start earning revenue through sales soon, we may not be able to obtain enough funds to satisfy our debt or achieve profitability

We need to successfully implement our plan of operations in order to earn revenue through our sales activities. The implementation of our plan of operations is dependent on the success of this offering.

If, in the future, we cannot generate sufficient cash flow from our operations to meet our debt service obligations, we may need to obtain additional financing. However, additional financing may not be available to us on reasonable terms, if at all, and we may be prohibited from doing so under the terms of our indebtedness. We cannot assure you that our business will generate cash flow or that we will be able to obtain funding sufficient to satisfy our debt service obligations.

If we are not able to raise additional funds, when necessary, our business will fail resulting in the complete loss of your investment

It is possible that we may need additional financing to run our business. This could happen if we don’t start earning revenues by selling Numbeer’s products. The risk that we may fail to achieve significant revenues in the near future is substantial. Even if we do become profitable, there can be no assurance that we will be able to maintain such profitability.

RISKS RELATED TO THIS OFERING

You may not be able to resell your stock because of the limited public trading market for our common stock .

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Investing in the company is a highly speculative investment and could result in the entire loss of your investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss as buyers will pay more for our common stock than the pro rata portion of the assets are worth.

The arbitrary offering price of $0.015 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Numbeer’s assets do not substantiate a share price of $0.015. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

The Company’s Management could issue additional shares, since the company has 75,000,000 authorized shares, diluting the current shareholder’s equity.

The company has 75,000,000 authorized shares, of which only 7,000,000 are currently issued and outstanding and only 10,000,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

As we do not have an escrow or trust account for investors’ subscriptions, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

As we may be unable to create or sustain a market for the Company’s shares, they may be extremely illiquid.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company’s stock. Despite the company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTCBB after this registration becomes effective and the company has completed its offering.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Since our Company’s president currently owns 100% of the outstanding common stock, investors may find that his decisions are contrary to their interests.

The company’s sole officer and director own 100% of the outstanding shares and will own 70% after this offering is completed. As a result, he may have control of the company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by our sole officer and director . Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to,  decisions  regarding  all  aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

RISKS RELATED TO INVESTING IN OUR COMPANY

We lack an operating history and there is no assurance our future operations will result in profitable revenues, which could result in the end of our operations.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to attract customers and generate revenues through our sales. The requirements of operating as a small public company are new to the management team. It requires outside assistance on legal and/or accounting matters and perhaps from other professionals that could be more costly than planned. Our failure to comply with reporting requirements and other provisions of U.S. securities law would negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

If we are not able to implement our strategies and achieve our business objectives, our business operations and financial performance may be adversely affected.

Our business plan is based on circumstances currently prevailing and the assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

As the Company’s president has other outside business activities, he may not be in a position to devote a majority of his time to the company, which may result in periodic interruptions or business failure.

Michael Allan English, our sole officer and director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. English, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company’s business. However, he may not be able to devote sufficient time to the management of the company’s business, which may result in periodic interruptions in implementing the company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

It may be impossible to hire additional experienced professionals and we may have to suspend or cease operations.

Since our management does not have prior experience in operating a beer equipment business, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, recruiting and retaining certain key personnel is essential to the development and operation of our business. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

In the case of the Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the shareholders.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

Since we are a new company and lack an operating history, we face a high risk of business failure which would result in the loss of your investment

Numbeer is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on April 07, 2008 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the market, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the beer meter industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Company’s Ability to Implement its Business Strategy

The implementation of the company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems, hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

We may be unable to gain any significant market acceptance for our products or establish a significant market.

The company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

If any or all of the foregoing occur, we may lose revenues, incur higher operating expenses and lose market share, any of which could severely harm our financial condition and operating results.

The Company may be unable to manage its future growth.

The company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS

Our product may have defects that could lead to a loss of revenues or product liability claims.

The software which will calculate the selling price, estimate real beer cost and pour size will require significant investment to be developed. Higher costs than estimated for the development and upgrade of our planned software may occur.

Because our product is still to be developed, it may contain defects, especially when first introduced, as often happens when new technologies are released. Despite laboratory testing, we may not detect errors in our new products until after we have commenced commercial implementation. If defects and errors are discovered after the commercial implementation of our new products, our customers may react negatively and our potential to attract new clients will be drastically reduced. This would reduce future sales, our reputation in the marketplace would be damaged, we could have to defend product liability claims, it could incur additional service and warranty costs and we would have to divert additional development resources to correct the defects, which would result in the delay of new product implementations.

Our product may fade away in the market.

Because our product is new in the market and no significant amount of investment is being employed to make it known by the public, the quantity of transactions could be lower than expected.

The Company may be unable to make necessary arrangements at acceptable cost.

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely, which could result in a total loss of your investment.

General Competition

The company has identified a market opportunity for our products in the beer meter industry. Competitors may enter this sector with superior products, conditions and benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

Our product may not be able to distinguish itself in the market.

There are some companies that offer similar products. If we are unable to demonstrate clearly to our customers that the high cost of our product makes it a long term investment and that the loss per keg/container is more significant if analyzed yearly, they may think that it is not an advantage to acquire our products.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.015. The following table sets forth theuses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$11,250	$22,500	$33,750	$45,000
	==========	=========	==========	==========
OFFERING EXPENSES
Legal &Accounting	3,500	3,500	3,500	3,500
Printing	300	300	300	300
Transfer Agent	1,200	1,200	1,200	1,200
TOTAL	$5,000	$5,000	$5,000	$5,000

SALES &MARKETING
Website	700	2,500	4,700	5,300
Sales campaign	1,700	6,300	9,600	12,400
TOTAL	2,400	8,800	14,300	17,700

PRODUCT DEVELOPMENT
Hardware & Software development	1,000	3,150	4,000	6,950
Manufacture the product	2,500	4,000	7,000	10,000
TOTAL	3,500	7,150	11,000	16,950

ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	350	1,550	3,450	5,350
TOTAL	350	1,550	3,450	5,350

TOTALS	11,250	22,500	33,750	45,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Numbeer and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.015 per share. This price is significantly greater than the price paid by the company’s sole officer and director for common equity since the company’s inception on April 07, 2008. The company’s sole officer and director paid $0.001 per share, a difference of $0.014 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.015
Net tangible book value per share before offering	$(0.0012)
Potential gain to existing shareholders	$45,000
Net tangible book value per share after offering	$0.0045
Increase to present stockholders in net tangible book value per share after offering	$0.0057
Capital contributions	$45,000
Number of shares outstanding before the offering	7,000,000
Number of shares after offering held by existing stockholders	7,000,000
Percentage of ownership after offering	70%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.015
Dilution per share	$0.0105
Capital contributions	$45,000
Percentage of capital contributions	86.5%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	30%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.015
Dilution per share	$0.0037
Capital contributions	$33,750
Percentage of capital contributions	82.8%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	24.3%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.015
Dilution per share	$0.0027
Capital contributions	$22,500
Percentage of capital contributions	76.3%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	17.6%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.015
Dilution per share	$0.0015
Capital contributions	$21,250
Percentage of capital contributions	61.6%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	9.7%

PLAN OF DISTRIBUTION

7,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional of 3,000,000 shares of its common stock for possible resale at the price of $0.015 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Numbeer will receive all proceeds from the sale of those shares. The price per share is fixed at $0.015 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the company must be made at the fixed price of $0.015 until a market develops for the stock.

The company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Numbeer has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Numbeer will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own 70%of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Numbeer will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates Chartered Accountants and Advisors, 2675 S. Jones Blvd. suite 109, Las Vegas, NV 89146 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On April 07, 2008, Mr. English, our president and sole director, incorporated the company in the State of Nevada and established a fiscal year end of May 31. The objective of this corporation is to enter into the beer control system device industry.

Numbeer, Inc. intends to sell a complete Beer Control System which will maximize the yield from a keg. It will allow sales and portion control, reducing the cost of the beer stock by monitoring liquor pouring and controlling portion sizes.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8216 and our fax number is (775) 561-8016. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

Numbeer has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

According to The Brewers Association, the trade association that tabulates industry data for craft brewers, craft beer sales and growth continue to break records. The volume of craft beer sold in the first half of 2007 rose 11% compared to this same period in 2006 and dollar growth increased 14%. For the first time ever craft beer has exceeded more than a 5% dollar share of total beer sales.

Overall, the U.S. beer industry sold one million more barrels in the first half of 2007 compared to 2006, with 400,000 of these new barrels produced by craft breweries. This equates to 3.768 million barrels of craft beer sold in the first two quarters of 2007 compared to 3.368 million barrels sold in the first half of 2006. [Source: www.beertown.org: Brewers Association Reports Mid-Year Numbers – Craft Beer Segment Continues to Set the Pace for the Beer Category with Double-Digit Growth (August 15, 2007)]

According to a recent report published by just-drinks website, the global premium beer market is set for continued expansion over the coming six years, having more than doubled in volume terms between 2000 and 2007. Further, according to forecasts in the report Global Market Review of Premium Beer – Forecasts to 2013, the global premium beer market will reach 655 m hls in 2013, representing an increase of 74.7% from 2006. However, underlining the competitive pressures in the market, value sales will grow at a significantly slower pace, the report forecasts, rising by 60.3% between 2006 and 2013 to US$ 242bn”. [Source: www.just-drinks dot com: Spotlight – Premium beer market set for further growth (August 13,2007)].

Numbeer expects to take advantage of this growing market with its innovative beer control systems.

Description of our Products

One out of every five kegs is lost to waste and theft. To avoid this loss, Numbeer’s planned systems intends to use a simple and highly sensitive flow meter installed in the beer line and a fully automated pour system that would completely control all the liquids dispensed. It should be very easy to install and would not affect the operation or the appearance of the bar, permitting the customer see the bottle being poured. It should be able to record volume, count and sales values of all drinks poured.

Customized management hardware would be installed in the draught beer lines and spirit dispensers in each revenue center. These beer lines would be connected to our central database through our software, which would provide us with updated sales information. If requested, it should record the sales of each drink poured automatically. The beer dispensed could be displayed in pints or liters.

We plan the Numbeer software to run on all recent versions of Windows and allow the owner of the establishment to manage with ease all aspects of beverage dispensing, including brand and price assignment, dispenser operation and reporting. He would also be able to customize his own reports, scheduling them on an hourly, weekly, monthly or annual basis. Retail sales information could be reported, as well as the volume dispensed by each keg, making it easier to compare the amount dispensed to the inventory and cash register receipts.

In general, Numbeer’s system should payback the Owner’s investment in six to ten months.

Competitive Advantages

Our planned free-pouring style liquor dispensers would provide for an unlimited number of brands. It would read up to seven different price codes using either standard or Fast-Pour pourers.

This system should enable all dispensing and sales data to be accessed via a secure central website – so that there is no need for regular visits to determine the sales generated at each revenue center. Dial-in access from home, office or laptop - or an internet access point anywhere in the world – would be provided through an authorized log in with unique username and password. And the system would continue to work even if the PC is switched-off for a few days.

We intend to provide technical support 24 hours per day through email and telephone. We also plan to provide free software and program updates during the warranty period (one year). The system technology would operate in a high-security environment and be updated every 4 months. We plan to also provide a dual firewall protection system to prevent hackers and viruses.

It is important to sanitize all system and the beer lines at installation time and periodically thereafter. Numbeer may provide sanitation services for the beer delivery system for 2 years after the deal. Keeping the delivery system clean and sanitized means that the product would be safe, better tasting and in the case of beer, less likely to foam.

Developing the system according to the client’s needs could be also included in the services that we plan to offer, we plan to ensure that our customer’s investment in our beer systems would increase his margin profit, not only by defusing theft, but also by utilizing fine quality towers to promote his products at more than reasonable prices.

Marketing

As detailed in our business plan, our marketing strategy involves using our website to distribute product information. Our website would display the principal features of our beer management system, the options available for customizing installations and how the customer would benefit from using our systems (allowing, e.g., prospective customers to calculate of the savings per liter of beer served should they choose our product). We could use the internet to solicit customers and provide satisfactory and prompt replies to all prospects that contact us. This should be the first step to close a big deal. We have already secured the domain www.numbeer dot com.

Also, we intend to install sample systems on a rental basis in a strategic (busy, fashionable) location in order to demonstrate our new product and services to prospects and clients. Rental installations would allow prospective customers to test out systems and experience the savings of using our systems before they make the decision to purchase our systems and services.

Intellectual Property

We intend, in due course and subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada and other jurisdictions.

We intend to aggressively assert our legal rights under trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of any government regulations that would restrict our ability to do business in North America and do not anticipate having to expend significant resources to comply with any governmental regulations of the beer control system device industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Numbeer has no permanent staff other than its sole officer and director, Mr. English, who is the President and Chairman of the company. Mr. English is employed elsewhere and has the flexibility to work on Numbeer up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the company begins building its Internet website (www.numbeer dot com), it will hire an independent consultant to build the site. The company also intends to hire sales representatives afterwards on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports  with  the SEC under section

13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

NUMBEER, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

MAY 31, 2008

BALANCE SHEET

STATEMENT S OF OPERATIONS

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Numbeer, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Numbeer, Inc. (A Development Stage Company) as of May 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on April 7, 2008 through May 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Numbeer, Inc. (A Development Stage Company) as of May 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on April 7, 2008 through May 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company does not have cash nor material assets, nor does it have operations or a source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates Chartered

Moore & Associates Chartered

Las Vegas, Nevada

August 11, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

NUMBEER, INC.

(A Development Stage Company)

BALANCE SHEET

(Audited)

May 31, 2008

ASSETS

CURRENT ASSETS
Cash	$ -
Total current assets	-

Total assets	$ -

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 1,413
Total liabilities	1,413

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, $0.001 par value,
Authorized 75,000,000 shares of common stock,
Issued and outstanding 7,000,000 shares of common stock	7,000
Subscription receivable	(7,000)
Deficit accumulated during the development stage

Total stockholder’s equity (deficit)	(1,413)

Total liabilities and stockholder’s equity (deficit)	$ -

The accompanying notes are an integral part of these financial statements

NUMBEER, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Audited)

From inception (April 7, 2008) through May 31, 2008

REVENUE	$ -

EXPENSES
Professional fees	(1,413)

NET LOSS	$ (1,413)

Provision for Income Taxes	-
BASIC NET LOSS PER SHARE	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,000,000

The accompanying notes are an integral part of these financial statements

NUMBEER, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FROM INCEPTION (APRIL 7, 2008) TO May 31, 2008

(Audited)

	Common Stock		Subscription	Deficit Accumulated During the Development	Total stockholders’
	Number of shares	Amount	Receivable	Stage	deficit

Balance April 7, 2008	-	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.001
per share April 24, 2008	7,000,000	7,000	-	-	7,000
Subscription receivable			(7,000)		(7,000)
Net loss				(1,413)	(1,413)
Balance, May 31, 2008	7,000,000	$ 7,000	$ (7,000)	$ (1,413)	$ (1,413)

The accompanying notes are an integral part of these financial statements

NUMBEER, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Audited)

From inception (April 7, 2008) through May 31, 2008

OPERATING ACTIVITIES
Net loss	$ (1,413)
Adjustment to reconcile net loss to net cash used in operating activities
Increase in shareholder loan	1,413

NET CASH USED IN OPERATING ACTIVITIES	-

FINANCING ACTIVITIES
Proceeds from sale of common stock	7,000
Subscription receivable	(7,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	-

NET INCREASE IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ -

Supplemental cash flow information:
Cash paid for:
Interest	$ -

Income taxes	$ -

SUPPLEMENTAL SCHEDULE OF NON-CASH
FINANCING ACTIVITIES:

Subscription receivable	$ 7,000

The accompanying notes are an integral part of these financial statements

NUMBEER, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

May 31, 2008 (Audited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Numbeer, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totalling $1,413. The Company was incorporated on April 7, 2008 in the State of Nevada and established a fiscal year end of May 31. The Company is a development stage company that intends to sell a complete Beer Control System which will maximize the yield from a keg.

It will allow sales and portion control, reducing the cost of the beer stock by monitoring liquor pouring and controlling portion sizes. The Company is currently in the development stage as defined in SFAS No. 7. All activities of the Company to date relate to its organization, initial funding and share issuances.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated since inception (April 7, 2008) through May 31, 2008 of ($1,413).The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of May 31, 2008, the Company had issued 7,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $7,000.

The officers and directors have committed to advancing certain operating costs of the Company.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a  valuation allowance  when,  in the  opinion of management, it is more likely than not that

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of May 31, 2008.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financialstatements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 160 could have on our financial statements.

SFAS 161 - In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107 and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of May 31, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On April 24, 2008, the sole Director purchased 7,000,000 shares of the common stock in the Company at $0.001 per share for $7,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of May 31, 2008, the Company received advances from a Director in the amount of $1,413 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon the effective date of this registration statement, the company should raise capital and start the design, manufacture and sales of its planned beer management systems. This would be done in three successive stages. In the first stage we would hire a mechanical engineering firm to design the hardware components of our proposed systems and a software engineer to design our planned Windows-based user interface. We plan to retain such a mechanical engineering firm and software engineer within 60 days of the effective date of this prospectus. We expect to complete our designs within 120 days of the effective date of this prospectus.

The next stage of our plan of operation is to contract an independent manufacturer to produce the hardware components of our planned beer system. We expect to complete this task within 180 days of the effective date of this registration statement. During this stage we should also develop our website.

In the final stage of our plan, we would find prospective customers to test rent and subsequently purchase the first installations of our planned system. The venue for our first installations would be chosen strategically to maximize publicity for our products and services. We expect to sign rental agreements with our first customers within 360 days of the effective date of this prospectus.

Results of Operations

For the period from inception through May 31, 2008, we had no revenue. Expenses for the period totaled $1,413 resulting in a Net loss of $1,413.

Capital Resources and Liquidity

As of May 31, 2008 we had no cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Mr. English has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING

AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Michael Allan English	41	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Michael A. English

Mr. English has vast experience as Restaurant and bar manager, Line and prep cook, general manager, bartender, inventory control and manager, DJ and doorman.

Michael English is currently the owner of Crescent Beach Grill & Bar, located in Fort Erie, Ontario, Canada, since November, 2005. From June 2001 to April 2006, Mr. English was a Field Services Manager for Freepour Controls, Mississauga, Ontario.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. English other business interests and his involvement in Numbeer.

EXECUTIVE COMPENSATION

Numbeer has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (April 07, 2008) through May 31, 2008.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Allan English President	2008	0	0		0	0	0	0	0

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Michael Allan English	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Numbeer has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Numbeer may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (April 07, 2008) through May 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Allan English	0	0	0	0	0	0	0

At this time, Numbeer has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Michael Allan English, 489 Gorham Road, Ridgeway, Ontario Canada L0S 1N0	7,000,000	100%	70.0%	75.7%	82.4%	90.3%

	All Officers and Directors as a Group (1 person)	7,000,000	100%	70.0%	75.7%	82.4%	90.3%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. English is the only “promoter” of our company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 24, 2008, we issued a total of 7,000,000 shares of common stock to Mr. English, our sole officer and director, for total cash consideration of $7,000.00 paid for on July 18, 2008. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.77
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing Fees	$300.00
Transfer Agent Fees	$1,200.00
Accounting fees and expenses	$2,000.00
Legal fees and expenses	$1,500.00
Total	$5,001.77

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

Numbeer is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

April 24, 2008

We have issued 7,000,000 common shares to our sole officer and director for total consideration of $7,000.00, or $0.001 per share (paid for on July 18, 2008.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Numbeer, Inc., dated April 07, 2008.

Exhibit 3(ii)

Bylaws of Numbeer, Inc. approved and adopted on April 07, 2008.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, dated August 21, 2008, regarding the legality of the securities being registered.

Exhibit 23

Consent of Moore & Associates Chartered Accountants and Advisors, 2675 S. Jones Blvd. suite 109, Las Vegas, NV 89146, dated August 11, 2008, regarding the use in this Registration Statement of their report of the auditors and financial statements of Numbeer, Inc. for the period ending May 31, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ridgeway, Province of Ontario, Canada, on this 25th day of August, 2008.

Numbeer, Inc.

/s/ MICHAEL ALLAN ENGLISH

MICHAEL ALLAN ENGLISH

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ MICHAEL ALLAN ENGLISH

MICHAEL ALLAN ENGLISH

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

August 25, 2008